Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
East West Bancorp, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-46718, 333-54538, 333-113478, 333-118677, and 333-128828) on Form S-3 and (No. 333-88529, 333-88527, 333-56468, 333-85330, 333-91554, 333-105292 and 333-232350) on Form S-8 of East West Bancorp, Inc. of our reports dated February 27, 2020, with respect to the consolidated balance sheet of East West Bancorp, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of East West Bancorp, Inc.

/s/ KPMG LLP
Los Angeles, California
February 27, 2020